Exhibit 99.1

AMENDMENT

This Amendment (this “Amendment”) is made and entered into as of the 22nd day of June, 2011 (the “Effective Date”) by and between Christopher F. Brogdon (“Seller”) and Hearth & Home of Ohio, Inc., an Ohio corporation (“Purchaser”).

RECITALS

Purchaser and Seller are parties to that certain Option Agreement dated as of June 22, 2010 (the “Option Agreement”); and

Purchaser and Seller desire to amend the Option Agreement on the terms hereinafter set forth.

In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.             Capitalized Terms. Capitalized but undefined terms used in this Amendment shall have the meanings set forth in the Option Agreement.

2.             Amendment.  Section 1.2 of the Option Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.2           Term and Exercise of Option. The term of the Option shall commence on June 22, 2010 and shall terminate on June 22, 2012 (the “Option Period”), unless exercised as set forth herein.  The Option may be exercised during the Option Period by the delivery of written notice by Purchaser to Seller (the “Exercise Notice”), at the address of Seller herein set forth, of Purchaser’s election to exercise the Option.

3.             Ratification. Except to the extent amended hereby, Purchaser and Seller ratify and confirm that all other terms and conditions of the Option Agreement remain in full force and effect.

4.             Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall be taken to be one and the same Amendment, for the same effect as if all parties hereto had signed the same signature page, and a facsimile copy of an executed counterpart shall constitute the same as delivery of the original of such executed counterpart. Any signature page of this Amendment (whether original or facsimile) may be detached from any counterpart of this Amendment (whether original or facsimile) without impairing the legal effect of any signatures thereof and may be attached to another counterpart of this Amendment (whether original or facsimile) identical in form hereto but having attached to it one or more additional signature pages (whether original or facsimile).

IN WITNESS WHEREOF, each party has caused this Amendment to be executed on the date set forth hereinabove.

PURCHASER:

HEARTH & HOME OF OHIO, INC.

By:	/s/ Boyd P. Gentry
Name:	Boyd P. Gentry
Title:	Chief Executive Officer

SELLER:

/s/ Christopher F. Brogdon
Christopher F. Brogdon